MAXXAM INC. 1994 NON-EMPLOYEE DIRECTOR STOCK PLAN

                           STOCK OPTION AGREEMENT



     This STOCK OPTION AGREEMENT ("Agreement") dated as of ______________ is between MAXXAM INC., a Delaware corporation (the "Company"), and _______________, a non-employee director of the Company (the "Optionee").

     In consideration of the mutual undertakings set forth in this Agreement, the Company and the Optionee agree as follows:

     Section 1.  Stock Option

     1.1 The Company hereby grants as of the date of this Agreement pursuant to the MAXXAM 1994 Non-Employee Director Stock Plan (the "Plan") a stock option (the "Option") to the Optionee to acquire in accordance with the terms of the Plan and this Agreement _______ shares of the Company's Common Stock, $.50 par value (the "Common Stock").

     1.2 The price per share at which shares of Common Stock may be purchased pursuant to the Option granted hereby (the "Option Price") is $_____________ per share.

     Section 2.  Exercisability

     2.1 The Option shall not be exercisable prior to the ______________ anniversary of the date of this Agreement.

     2.2 In accordance with Section 8 of the Plan, the Option shall become exercisable with respect to ____________% of the shares of Common Stock initially subject thereto on the __________ anniversary of the date of this Agreement, and with respect to an additional _______% of such shares on each of the ______________, __________________, _________________, and
________________ anniversaries of the date of this Agreement, so that the Option shall become exercisable in full on the _______ such anniversary.

     2.3 The Option may be partially exercised from time to time, subject to the percentage limitations on exercisability set forth in Section 8 of the Plan.

     2.4 The Option shall expire and cease to be exercisable _____ years after the date of this Agreement, or on such earlier date as may be provided for herein or in accordance with the terms of the Plan.

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     Section 3.  Method of Exercise

     3.1 The Option may be exercised only by the delivery of written notice on the attached form to the Company, together with payment of the Option Price for each share of Common Stock to be received, together with payment of any taxes required to be withheld by the Company. The notice shall state that the Optionee has elected to exercise the Option and the number of whole shares of Common Stock with respect to which the Option is being exercised. Method of delivery of notice and payment and form of payment of the Option Price shall be in accordance with Section 9 of the Plan. The exercise date shall be the date of receipt of such notice.

     3.2 As promptly as practicable after receipt of such written notice of exercise and payment for the shares underlying the Option being exercised, the Company shall deliver to the Optionee stock certificates for the number of shares with respect to which the Option has been so exercised, issued in the Optionee's name.

     3.3  The Company shall have a repurchase right exercisable within ten
(10) days of the exercise date, as follows: (a) in the event that shares of Common Stock have been issued pursuant to Section 3.2 hereof, the Company may purchase all or any portion of such shares at a price per share equal to the closing price reported on the American Stock Exchange (or such other national exchange on which the Common Stock may be listed) on the exercise date; (b) in the event that shares of Common Stock have not been thus issued, the Company may pay the Optionee in cash, in respect of all or any portion of the shares as to which notice of exercise was given, an amount per share equal to the difference between such closing price and the per-share option exercise price.

     Section 4.  Notices

     Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Secretary of the Company, at 5847 San Felipe, Suite 2600, Houston, Texas 77057, or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Notices hereunder may be personally delivered or mailed by registered mail or certified mail to the party entitled to receive the same and shall be deemed to have been given when they have been received by the receiving party.

     Section 5.  Plan Incorporated

     The rights and privileges of the Option granted hereby shall be subject to all the terms and provisions of the Plan, which are incorporated herein by reference and made a part hereof. Optionee is particularly directed to the provisions of Section 8 of the Plan (relating to the

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exercisability of the Option following termination as a director or death),
Section 10 (transferability of options), and Section 15 of the Plan (generally relating to adjustments to the number of shares of Common Stock covered by the Option upon certain changes in capitalization). Any term defined in the Plan shall have the same meaning in this Agreement. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

     Section 6.  Duplicate Originals

     This Agreement is being executed in duplicate originals so that each party may retain a signed original. Both original documents constitute a singular agreement.

     Section 7.  Successors and Assigns

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 11 of the Plan, the heirs and personal representatives of the Optionee.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


ATTEST:                            MAXXAM INC.



____________________               By____________________



                                   ____________________
                                             [Optionee]